Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the proxy statement/prospectus constituting a part of this Registration Statement on Form S-4, Amendment No. 2, of our report dated March 24, 2022, relating to the consolidated financial statements of Corcentric, Inc., which is contained in that proxy statement/prospectus.

We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
May 6, 2022